As filed with the Securities and Exchange Commission on August 11, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LONDIAN WASON NEW ENERGY TECH INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3399	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

T1-7A, 1 Shenzhen Bay Plaza

No. 2233 South Keyuan Road

Nanshan District, Shenzhen

People’s Republic of China, 518054

+86-0755-2878-0010

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Li He, Esq. Davis Polk & Wardwell LLP c/o 10th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533 3300	Ran Li, Esq. Davis Polk & Wardwell LLP c/o 2201 China World Office 2, 1 Jian Guo Men Wai Avenue Chaoyang District Beijing 100004 China +86 10 8567 5000	Shuang Zhao, Esq. Biyuan Zhang, Esq. Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road, Causeway Bay Hong Kong +852 2532 3783

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-297230

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standard Codification after April 5, 2012.

EXPLANATORY NOTE

LONDIAN WASON NEW ENERGY TECH INC., an exempted company incorporated in the Cayman Islands with limited liability (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-1, as amended (File No. 333-297230) (the “Prior Registration Statement”), which the Commission declared effective on August 11, 2026.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of ordinary shares represented by American Depositary Shares (“ADSs”) to be offered in the public offering by $8,428,562, which includes additional ordinary shares represented by ADSs that the underwriters have the option to purchase. The additional ordinary shares represented by ADSs that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The required opinion and consents are listed in this Registration Statement and filed herewith. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Harney Westwood & Riegels, as to the validity of the ordinary shares

23.1	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm

23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to the Registration Statement on Form F-1, File No. 333-297230)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, the People’s Republic of China on August 11, 2026.

LONDIAN WASON NEW ENERGY TECH INC.

By:	/s/ Guanran Wang
Name: Guanran Wang
Title: Director, Chairman and Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 11, 2026 in the capacities indicated:

/s/ Guanran Wang Guanran Wang	Director, Chairman and Co-Chief Executive Officer (principal executive officer)

* Guangling Zhou	Director and Co-Chief Executive Officer

* Zhongbo Bai	Director and Vice President

* Yuchi Tsui	Director

* Young Hoon Kim	Director

* Hyundai Kim	Director

* Young Hyun Kong	Director

* He Huang	Director

* Zheng Zheng	Director

* Hao Shen	Director and Chief Financial Officer

* Xi Zhou	Director and Financial Controller (principal financial officer and principal accounting officer)

*By:

/s/ Guanran Wang

Name: Guanran Wang

Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of LONDIAN WASON NEW ENERGY TECH INC., has signed this Registration Statement or amendment thereto in New York on August 11, 2026.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries Title: Senior Vice-President on behalf of Cogency Global Inc.